Exhibit 10.5

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of August 31, 2024, by and between (A) Currenc Group Inc., a Cayman Islands exempted company with limited liability (“Currenc” or the “Company”); (B) Seamless Group Inc. (“Seamless”).and (C) Pine Mountain Holdings Limited, a company organized under the laws of the British Virgin Islands, or its designated Affiliate (the “the Purchaser”). The Company, Seamless and the Purchaser are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on August 3, 2022, InFinT Acquisition Corporation (“InFinT”) entered into a business combination agreement, which was amended by an amendment dated October 20, 2022, an amendment dated November 29, 2022 and an amendment dated February 20, 2023 (as amended and it may be further amended from time to time, collectively, the “Business Combination Agreement” or the “Transaction Agreement”), with FINTECH Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of InFinT (“Merger Sub”), and Seamless.

WHEREAS, the Business Combination Agreement provides that, among other things, Merger Sub would merge with and into Seamless, with Seamless surviving the merger as a wholly owned subsidiary of InFinT (the “merger” and the merger and the other transactions contemplated by the Business Combination Agreement, together, the “Transaction”). In connection with the Transaction, InFinT would also change its corporate name to “Currenc Group Inc.”

WHEREAS, in connection with the Transaction, the Company agrees to issue, and the Purchaser agrees to purchase, the convertible promissory note (the “Note”) substantially in the form attached hereto as Exhibit A in an aggregate principal amount of US$1,944,444, upon and subject to the terms and conditions set forth in this Agreement. The proceeds of the Note issue are intended to provide the Company, Merger Sub Corp. and Seamless proceeds necessary to, among other things, effectuate the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1	DEFINITIONS AND INTERPRETATION

Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” shall have the meaning specified in the preamble.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required or authorized by laws to be closed in New York City.

“Business Combination Closing” shall have the meaning specified in Section2.3.

“Closing” shall have the meaning specified in Section 2.2.

“Closing Date” means the date on which the Closing occurs.

“Commitment Shares” shall have the meaning specified in Section2.4.

“Company” shall have the meaning specified in the preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Registration Date” means the date when the Ordinary Shares to be issued pursuant to the Note are freely tradable.

“Note” shall have the meaning specified in the recitals.

“Noteholder” means the holder of the Note at the relevant time.

“Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, of the Company.

“Parties” shall have the meaning specified in the preamble.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization or entity (including any governmental entity).

“Purchaser” shall have the meaning specified in the preamble.

“Securities” shall have the meaning specified in Section 6.2.

“Securities Act “ shall have the meaning specified in Section 3.1.1.

“Termsheet” means the termsheet entered into among the Company, Seamless and the Purchaser relating to the subscription of the Note.

“Warrant” shall have the meaning specified in Section2.3.

2	PURCHASE AND SALE OF SECURITIES

2.1	Issuance of the Notes. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall subscribe for and purchase from the Company, a Note with an aggregate principal amount of US$1,944,444 (“Principal Amount”), at the issue price of US$1,750,000 (“Issue Price”), which represents a 10% discount to the Principal Amount.

2.2	Closing.

2.2.1

Subject to the satisfaction of the conditions in Article 8, the closing of the transactions contemplated in Section 2.1 (the “Closing”) shall take place at such places as the Parties mutually agree in writing, on the earlier of (i) the date which is no more than three (3) days after the signing of the Termsheet; (iii) the date of the Business Combination Closing, or (ii) such other date and time as may be mutually agreed in writing by the Company and the Purchaser.

2.2.2	Within one (1) day after of Closing:

(a)	the Purchaser shall pay the Issue Price in U.S. dollars by wire transfer of immediately available funds to a bank account designated in writing by the Company; and

(b)	subject to receipt of the payment, the Company shall:

(i)	deliver to the Note, with an aggregate Principal Amount of US$1,944,444 and registered in the name of the Purchaser duly executed by the Company;
(ii)	deliver to the Purchaser the Warrant Certificate, duly executed by the Company; and
(iii)	deliver to the Purchaser the Commitment Shares, duly executed by the Company.

2.3	Warrants.

2.3.1	In consideration of the Purchaser’s subscription of the Note, following the closing of the Business Combination Agreement (the “Business Combination Closing”), the Purchaser shall receive a Warrant (the “Warrant”) to purchase Ordinary Shares as follows:

(a)	Coverage: 70% (i.e. 70% of Ordinary Shares the Note is convertible into on Closing).
(b)	Exercise Price: US $11.50
(c)	Exercise Period: 5 years.
(d)

Anti-Dilution Protection: The warrants shall have anti-dilution protection on the price on with respect to future equity offerings of the Company priced at or above $2.00 per share and full anti-dilution protection on price and quantity with respect to future equity offerings of the Company priced below $2.00 per share.

(e)	Exercise: Cash exercise once the shares underlying the warrants (the “Warrant Shares”) are registered, and either cash or cashless exercise prior to registration. In the event the Warrant Shares are not registered within 12 months, warrant holders have the option to cashless exercise each warrant for 0.8 Common Shares.

2.3.2	If the Business Combination Closing does not occur for any reason, the Purchaser shall not receive any Warrant. For clarity, if the Business Combination Closing does occur, the Purchaser shall receive the Warrant even if the Purchaser elects to not convert all of the outstanding principal of the Note.

2.4	Commitment Shares. In consideration of the Purchaser’s subscription of the Note, following the Business Combination Closing, the Company shall issue to the Purchaser 400,000 Ordinary Shares, credited as fully-paid (the “Commitment Shares”).

3	PIGGYBACK REGISTRATION

3.1	Piggyback Registration:

3.1.1

If the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the “Securities Act”), whether for its own account or for the account of other security holders, the Company shall give prompt written notice to the Noteholder of its intention to do so.

3.1.2	Upon the written request of the Noteholder given within 20 days after the Company provides such notice, the Company shall use its best efforts to cause all Ordinary Shares held by the Noteholder (the “Piggyback Shares”) to be included in such registration, subject to the provisions of this Section.

3.2	Cutback Provision:

3.2.1	If the managing underwriter(s) of any underwritten public offering advise the Company in writing that the total number of securities, including the Piggyback Shares, which the Noteholder and any other persons intend to include in the offering, exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (the “Maximum Offering Size”), then the Company shall include in such registration only that number of such securities, including the Piggyback Shares, which in the reasonable opinion of such managing underwriter(s) can be sold without adversely affecting the marketability of the offering, with such shares to be allocated pro rata among the selling shareholders according to their respective ownership of the Company’s Ordinary Shares.

3.3	Expenses:

The Company shall bear all expenses incurred in connection with each registration of Piggyback Shares pursuant to this Section, except for underwriting discounts, commissions, and transfer taxes applicable to the sale of the Piggyback Shares.

3.4	Ongoing Registration Commitment:

The Company hereby undertakes to use its best efforts to effect at least one registration of its securities under the Securities Act per calendar year, for as long as (i) the Noteholder continue to hold any Ordinary Shares that were issued upon conversion of the Notes, (ii) and the Noteholder did not have the opportunity to register such shares pursuant to the prior registrations made by the Company.

4	OWNERSHIP LIMIT

Except with the consent of the Company, the Purchaser shall not own more than 4.99%. of the Ordinary Shares of the Company in issue from time to time (“Ownership Limit”). No conversion of the Note shall be valid if any such conversion would result in the Purchaser holder in excess of the Ownership Limit.

5	PRINCIPAL MARKET REGULATION

5.1	The Company shall not issue any Ordinary Shares upon conversion of the Note, or otherwise pursuant to the terms of this Note, if the issuance of such Ordinary Shares would exceed the aggregate number of Ordinary Shares which the Company may issue upon conversion of the Notes, or otherwise pursuant to the terms of the Notes, without breaching the Company’s obligations under the rules or regulations of the Principal Market (the aggregate number of shares which may be issued under the Notes and Warrants without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company:

5.1.1	obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Ordinary Shares in excess of such amount; or

5.1.2	obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

5.2	If the conversion of the Note will result in Section 5.1 being breached, the Company shall be entitled to cut back amount of the Note that can be converted until such time as either the condition in Section 5.1.1, the condition in 5.1.2 has been fulfilled or the Company is otherwise permitted to issue the Ordinary Shares without breaching Section 5.1. The Company shall make reasonable endeavours to procure the satisfaction of these conditions without undue delay.

6	PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser hereby represents, warrants, acknowledges and agrees to the following for the benefit of the Company as set forth in this Article 6:

6.1	The Purchaser has obtained and read (i) this Agreement, (ii) the memorandum and articles of association and/or other applicable formation and governing documents of the Company (the “Organizational Documents”), (iii) the Term Sheet, (iv) the Risk Factors attached as Exhibit B, (v) the public reports of Currenc available online at https://www.sec.gov/, and (vi) any other documents specifically requested by the Purchaser. All documents described in clauses (i) through (vi) above are collectively referred to hereinafter as the “Disclosure Documents”. the Purchaser has read and understands the Disclosure Documents.

6.2

The Purchaser: (i) has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that the Purchaser believes himself/herself/itself capable of evaluating the merits and risks of a prospective investment in the Note and the Ordinary Shares issuable upon conversion of the Note (collectively, the “Securities”) and the suitability of an investment in the Company, in light of the Purchaser’s financial condition and investment needs, and legal, tax and accounting matters; (ii) has not relied on the Company or any of its representatives for financial, tax or legal advice, and (iii) is investing in the Company, solely on the basis of the information set forth in Disclosure Documents, irrespective of any other information which the Purchaser may have received from the Company, Seamless or its representatives.

6.3

The Purchaser has been given access to full and complete information regarding the Company and has utilized such access to the Purchaser’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, the Purchaser has been given reasonable opportunity to meet with or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the Offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

6.4	The Purchaser acknowledges that an investment in the Securities involves a high degree of risk, including but not limited to the risk of losing the Purchaser’s entire investment in the Company.
6.5

The Purchaser acknowledges that no federal or state agency, including the U.S. Securities and Exchange Commission (the “SEC”) or the securities commission or authority of any state, has approved or disapproved the Securities, passed upon or endorsed the merits of the sale of the Securities or the accuracy or adequacy of the Disclosure Documents, or made any finding or determination as to the fairness or fitness of the Securities for public sale.

6.6

The Purchaser has relied upon the advice of the Purchaser’s legal counsel and accountants or other financial advisors with respect to tax and other considerations relating to the purchase of Securities. the Purchaser is not relying upon the Company or Seamless with respect to the economic considerations involved to make an investment decision in the Securities.

6.7

if the Purchaser is an entity or unincorporated association: (i) the Purchaser has the requisite corporate or other power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by the Purchaser’s board of directors or other governing body and no further consent or authorization of the Purchaser, its board of directors or its shareholders, members or other interest holders is required; and (iii) the Purchaser was not formed or organized for the purpose of acquiring the Securities.

6.8

The Purchaser is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby, except for filings required by applicable state securities laws and regulations.

6.9

Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions contemplated hereby, will (i) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Purchaser is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (ii) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of its assets is subject.

6.10

The Purchaser is a bona fide resident of (or, if an entity, is organized or incorporated under the laws of, and is domiciled in), and received the offer and decided to invest in the Securities, in the state or jurisdiction set forth as the Purchaser’s mailing address on the signature page to this Agreement.

6.11

The Purchaser intends to receive and hold the Securities for the Purchaser’s own account. the Purchaser has no contract, undertaking, agreement or arrangement with any person or entity to sell or otherwise transfer the Securities to any such person or entity or to have any such person or entity sell the Securities on the Purchaser’s behalf.

6.12

The Purchaser has no need for immediate liquidity with respect to his, her or its investment and has sufficient income to meet the Purchaser’s current and anticipated obligations. The loss of the Purchaser’s entire investment in the Securities would not cause financial hardship to the Purchaser and would not adversely affect the Purchaser’s current standard of living, if applicable. In addition, the overall commitment of the Purchaser to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth and the Purchaser’s investment in the Securities will not cause such overall commitment to become excessive.

6.13

The Purchaser is not aware of any occurrence, event or circumstance upon the happening of which the Purchaser intends to transfer or sell the Securities and the Purchaser does not have any present intention to transfer or sell the Securities after a lapse of any particular period of time.

6.14

The Purchaser has been informed that, in the view of the SEC and certain state securities commissions, a purchase of the Securities with a current intent to resell, by reason of any foreseeable specific contingency or anticipated change in market values, any change in the condition of the Company or the investment market as a whole, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Securities, would represent a purchase with an intent inconsistent with the representations set forth above, and that the SEC and certain state securities commissions might regard such sale or disposition as a deferred sale with regard to which an exemption from registration is not available.

6.15	The Purchaser is an “accredited investor” as defined in Regulation D of the Securities Act.
6.16	Transfer Restrictions. With respect to the registration status and transferability of the Securities, the Purchaser understands, acknowledges and agrees that:

6.16.1

Neither the offer nor the sale of the Securities to be issued in connection with this subscription and the Offering have been registered under the Securities Act or under applicable state securities laws on the grounds that they are being issued in a transaction (i) involving a limited group of knowledgeable investors familiar with the proposed operations of the Company, and (ii) not involving a public offering and that, consequently, such transaction is exempt from registration under the Securities Act and applicable state securities laws. The Company will rely on the Purchaser’s representations herein as a basis for exemptions from the Securities Act’s registration requirements.

6.16.2

As a result of the offer and sale of the Securities in a transaction exempt from the registration requirements of the Securities Act, the Securities may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the Securities Act and applicable state law and, as a result, the undersigned may be required to hold the Securities for an indefinite period of time.

6.16.3	the Purchaser acknowledges and agrees that the Securities are subject to restrictions on transfer and will bear restrictive legends in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, ALL AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6.16.4	In addition to the restrictions on transfer of the Securities imposed by applicable federal and state securities laws, the Ordinary Shares, as applicable, will, upon issuance, be subject to the terms and conditions of the Organizational Documents of the Company.

6.17	Further Assurances. Upon the conversion of the Note (as described therein) or the exercise of a Warrant, the Purchaser (or any successors of the Purchaser) hereby agrees to execute any documents reasonably requested by the Board of Directors of the Company for the purpose of admitting the Purchaser as a stockholder of the Company in a manner compliant with the applicable law.

7	The Company’s Representations and Warranties

7.1	The Company hereby represents and warrants to the Purchaser that the following representations and warranties are true and complete as of the date hereof:

7.1.1	Organization; Good Standing; and Entity Power.

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted.

(b)	The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and sell the Note, and to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated thereby. All necessary action has been taken by the Company with respect to the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated thereby.

7.1.2	Authorization. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors’ rights generally and general principles of equity and (iii) the limitation by federal or state securities laws or by public policy of rights to indemnification.

7.1.3	Warrants; Ordinary Shares. After the Business Combination Closing, the Company shall ensure that the Company at all times maintain a number of authorized but unissued Ordinary Shares sufficient to satisfy the obligations under the Note and Warrant. When issued in compliance with the provisions of the Note or Warrant, the Ordinary Shares issuable will be validly issued, fully paid and non-assessable.

7.2	Lock-Up. The Company undertakes to procure that shareholders of Seamless who shall receive Ordinary Shares upon the merger and who shall hold 5% or more of the Ordinary Shares in issue immediately after the Business Combination Closing shall be subject to 6-month lock-up beginning from the Effective Registration Date, subject to certain carveouts to satisfy regulatory and Nasdaq requirements.

8	CONDITIONS TO CLOSING

8.1	Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the transactions contemplated under this Agreement are subject to the satisfaction of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

8.1.1	each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

8.1.2	the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing; and

8.1.3	no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof.

8.2	Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated under this Agreement are subject to the satisfaction of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

8.2.1	each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

8.2.2	Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing; and

8.2.3	no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof.

9	TERMINATION

9.1	Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

9.1.1	by mutual written agreement of the Parties;

9.1.2	by either Party if any law or final, non-appealable injunction or order shall have been enacted or issued which has the effect of prohibiting the transactions contemplated hereunder; provided, however, that the right to terminate this Agreement pursuant to this section shall not be available to any Party if the issuance of such law, injunction or order was initiated by, or primarily due to a breach by, such Party of this Agreement;

9.1.3	by either Party if the Closing shall not have occurred by the seventh (7th)day from the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this section shall not be available to any Party if the failure of the Closing to occur on or prior to such date was primarily due to a breach by such Party of this Agreement;

9.1.4	by the Purchaser if there is a material breach by the Company of any of its representations, warranties, covenants, obligations or agreement hereunder that would give rise to failure of the conditions set forth in Section 8.1 to be satisfied; or

9.1.5	by the Company if there is a material breach by the Purchaser of any of its representations, warranties, covenants, obligations or agreement hereunder that would give rise to failure of the conditions set forth in Section 8.2 to be satisfied.

9.2	Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, it shall become null and void and of no further force and effect, except that the provisions of this Section 9.2 shall remain in full force and effect; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement that occurred prior to such termination.

10	GENERAL PROVISIONS

10.1	Costs and Expenses. The Company shall pay for the Purchaser’s reasonable legal costs incurred in connection with the transactions contemplated by this Agreement.

10.2	Indemnity. The Purchaser agrees to indemnify and hold harmless the Company, Seamless, and their respective affiliates and their respective officers, directors, managers, stockholders, employees and agents from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation or any claim commenced or threatened, including attorney fees) arising out of or based upon any false or misleading representation or warranty hereunder, misinformation, breach or failure by the Purchaser hereunder or under any other document furnished or delivered by the Purchaser to any of the foregoing indemnified persons in connection with the Purchaser’s investment in the Company.

10.3	Entire Agreement. This Agreement, the Note and the Disclosure Documents constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

10.4	Governing Law; Arbitration. This Agreement shall in all respects be construed in accordance with and governed by Hong Kong laws, without reference to its choice of law rules. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. It shall not be incompatible with this arbitration agreement for any Party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

10.5	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by the Purchaser; provided that (i) all rights of the Purchaser, including rights to receive a Warrant, shall automatically be assigned to any transferee of the Purchaser’s Note, and (ii) no the Purchaser may assign its rights or obligations under this Agreement unless the Purchaser’s Note is assigned in connection therewith.

10.6	Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.7	Amendment and Waiver. This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the prior written consent of the Company, Seamless and the Purchaser.

10.8	Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or when sent by facsimile (confirmed by telephone or electronic mail), or on the day after mailing if sent by national overnight courier service or by certified or registered mail, return-receipt requested, addressed as follows:

10.8.1	if to the Purchaser, at the Purchaser’s address set forth on the signature page hereto.

10.8.2	if to the Company, to:

Currenc Group Inc.

410 North Bridge Road, SPACES City Hall, Singapore 188726

Attn: Dr. HUI Ka Wah Ronnie

Telephone No.: +852 9023 3334

Email: Ronnie.hui@seamlessgroup.com

10.9	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on the parties. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures. In making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

IN WITNESS WHEREOF, the undersigned has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Pine Mountain Holdings Limited:

By:	/s/ Frank Lao
Name:	Frank Lao
Title:	Director

Date: August 31, 2024

Name in which Note is to be registered (if different):

Business Address:	Mailing Address (if different):

Attn: Mr. LAO Wai Hong	Attn: __________________________
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:	Email:

You must pay the Purchaser Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company.

IN WITNESS WHEREOF, Currenc and Seamless have accepted this Subscription Agreement as of the date set forth below.

Currenc Group Inc

	By:	/s/ Ronnie Hui
	Name:	Ronnie Hui
	Title:	Chief Executive Officer

Date: August 31, 2024

Seamless Group Inc.

	By:	/s/ Ronnie Hui
	Name:	Ronnie Hui
	Title:	Chief Executive Officer

Date: August 31, 2024

Exhibit A

Form of Note

(see attached)

EXHIBIT B

RISK FACTORS

You should carefully consider the risks described below before making a decision to invest in the Securities. If any of the following risks actually occurs, our business could be materially harmed. In that case, we may be unable to satisfy our obligations set forth in the Note and you may lose all or part of your investment. You also should refer to the other information set forth in the Disclosure Documents, including but not limited to the public reports of Currenc available at https://www.sec.gov/.

Our management will have broad discretion in using the net proceeds from the sale of the Note.

A substantial part of the proceeds from the sale of the Note will be for the Business Combination expenses. The specific use will be in the discretion of our officers and Board of Directors, and it is not certain that such discretion will be beneficial to investors. Accordingly, prospective investors who invest in the Company will be entirely dependent on the judgment of management of the Company in connection with the use of proceeds related to the sale of the Note. There can be no assurance that determinations ultimately made by management relating to the specific allocation of such proceeds will permit the Company to achieve its business objectives.

Ownership of the Securities involves substantial risk, and you may lose your entire investment.

The purchase of the Securities is a high-risk investment. Potential investors must be willing to risk the entire loss of their capital. No assurance or guaranty can be given as to the actual amount of financial return, if any, which may result from an investment in the Securities. Any investment in the Securities should be considered a high-risk investment and any such investment should be restricted to an investor’s risk capital only. YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Offering has not been registered under applicable securities laws and you will not be able to transfer the Securities easily, if at all.

The Offering has not been registered under the Securities Act or the securities laws of any state. Accordingly, the Securities cannot be sold or otherwise transferred unless such sale or transfer is subsequently registered under the Securities Act and applicable state securities laws, or unless exemptions from such registration are available. Consequently, you may not be able to transfer your Securities when you desire to do so, and for a value you deem to be sufficient.

We may need to raise additional capital in the near future to fund our operations, and such capital may not be available to us in sufficient amounts or on acceptable terms.

We may require additional sources of financing before we can generate revenues needed to sustain operations.

We may be required to raise additional capital. Such additional financing could be sought from a number of sources, including but not limited to additional sales of equity or debt securities, or loans from banks, other financial institutions or affiliates of the Company. We cannot be certain that any such financing will be available on terms favourable to us if at all. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations, and such securities may have rights senior to the rights of our Noteholders and stockholders. If adequate funds are not available on acceptable terms, we may be unable to fund the current operations, expansion or growth of our business.